UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 23, 2010

Date of Report (date of earliest event reported)

Cubic Corporation

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	1-8931 (Commission File No.)	95-1678055 (I.R.S. Employer Identification No.)

9333 Balboa Avenue San Diego, California (Address of principal executive offices)		92123 (Zip Code)

Registrant’s telephone number, including area code: (858) 277-6780

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of shareholders on February 23, 2010.  Matters voted upon were (1) election of directors and (2) ratification of the Board’s selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending September 30, 2010.

The final number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, with respect to each matter are set out below.

1.  Election of Directors

Director	For	Against	Withheld	Broker Non-Votes
Walter J. Zable	22,162,303	—	533,888	2,664,560
Walter C. Zable	22,280,929	—	415,262	2,664,560
Bruce G. Blakley	22,597,204	—	98,987	2,664,560
William W. Boyle	21,503,604	—	1,192,587	2,664,560
Raymond L. deKozan	22,203,147	—	493,044	2,664,560
Edwin A. Guiles	22,591,475	—	104,716	2,664,560
Raymond E. Peet	22,432,281	—	263,910	2,664,560
Robert S. Sullivan	22,583,429	—	112,762	2,664,560
John H. Warner, Jr.	22,585,529	—	110,662	2,664,560

	For	Against	Abstain	Broker Non-Votes
2. Ratification of Independent Auditors	25,155,315	196,249	9,178	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 1, 2010	CUBIC CORPORATION

		By:	/s/ William L. Hoese
		Name:	William L. Hoese
		Title:	General Counsel